UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 14, 2008

Date of report (Date of earliest event reported)

Valmont Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On December 14, 2008, the Valmont Compensation Committee established fiscal 2009 base salaries for the following executive officers named in the 2008 proxy statement (the “Executive Officers”): Mogens Bay, $880,000 (unchanged from 2008); Terry McClain, $429,000 (increase of 3% from 2008); Robert Meaney, $325,105 (unchanged from 2008); and Mark Jaksich, $230,000 (increase of 3% from 2008).

The Compensation Committee on December 14, 2008 granted stock options to the Executive Officers as follows: Mr. Bay, 75,100 stock options; Mr. McClain, 23,100 stock options; Mr. Meaney, 5,950 stock options; and Mr. Jaksich 4,500 stock options. The stock option grants were made pursuant to the stockholder-approved Valmont 2008 Stock Plan. The stock options are exercisable at market price on the grant date, have a term of seven years, and vest beginning on the first anniversary of the grant in equal amounts over three years.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Form of Stock Option Agreement (Valmont 2008 Stock Plan)

Exhibit 10.2 Amended and Restated Valmont Deferred Compensation Plan

Exhibit 10.3 Form of Restricted Stock Unit Agreement for Directors (Valmont 2008 Stock Plan)

Exhibit 10.4 Amended and Restated Valmont Director Unfunded Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.

Date: December 18, 2008

By: /s/ Terry J. McClain
Name: Terry J. McClain
Title: Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Stock Option Agreement (Valmont 2008 Stock Plan)

10.2	Amended and Restated Valmont Deferred Compensation Plan

10.3	Form of Restricted Stock Unit Agreement for Directors (Valmont 2008 Stock Plan)

10.4	Amended and Restated Valmont Director Unfunded Deferred Compensation Plan